Exhibit 10.1

RELEASE OF CLAIMS AGREEMENT

Rebecca Kitchens (“you” or the “Executive”) and Toro CombineCo, Inc. (now, TechTarget, Inc. d/b/a Informa TechTarget) (“Company”) (collectively, “the parties”) have agreed to enter into this Release of Claims Agreement (“Agreement”) on the following terms:

You acknowledge that your employment with the Company terminated without Cause (as defined in your Employment Agreement referenced below) effective July 31, 2025 (the “Termination Date”). You further acknowledge that, regardless of signing this Agreement, you have received (i) your final paycheck, which includes your final salary or wages through your last day of service, less withholdings; and (ii) reimbursement of all reasonable business expenses incurred by you during your employment. The parties acknowledge that except as provided for in the Separation Agreement (attached as Appendix A hereto), all benefits and perquisites of employment ceased as of your last day of employment with the Company.

Further, if you (i) duly execute this Agreement and return this Agreement to the Company within forty-five (45) days following the Termination Date (but no earlier than the Termination Date), (ii) do not revoke the Agreement as permitted below, (iii) remain at all times in continued compliance in all material respects with this Agreement, and (iv) reaffirm your commitment to abide by the restrictions contained in Section 8 of the January 10, 2024 employment agreement between you and the Company (the “Employment Agreement”) (which Section 8 is incorporated into this Agreement by reference and attached hereto as Exhibit 1), as if agreed to by you as of the Effective Date (as defined below), and have not and do not breach those restrictions in any material respect (provided, that any such alleged breach will be disregarded for all purposes if you reasonably cure such alleged breach within thirty (30) days following the date the Company provides you written notice of such alleged breach, which notice shall include reasonable detail of the circumstances related thereto), then the Company will provide you or your estate or beneficiaries with the severance benefits set forth in Section 7(b) of the Employment Agreement (together, the “Severance Benefits”), as detailed in the Separation Agreement. For the avoidance of doubt, in the event that you willfully and materially breach this Agreement, you will no longer be entitled to, and the Company will no longer be obligated to provide (or continue to provide), the Severance Benefits.

You understand and agree that you are not entitled to any compensation, benefits, remuneration, incentive compensation, equity incentive compensation, accruals, contributions, reimbursements, bonus, option grant, vesting, or vacation or other payments from the Company other than those expressly referenced in this Agreement, and that any and all payments and benefits you may receive under this Agreement are subject to all applicable taxes and withholdings.

You acknowledge and agree that your reaffirmation and commitment to abide by Section 8 of the Employment Agreement is agreed to in connection with your separation from the Company and, therefore, not governed by the Massachusetts Noncompetition Agreement Act (MGL c.149, § 24L). In the event that a court of competent jurisdiction determines that the covenants in Section 8 of the Employment Agreement are covered by the Massachusetts Noncompetition Agreement Act, you agree that your receipt of the Severance Benefits is mutually agreed upon consideration and stipulate not to challenge the sufficiency of the agreed-upon consideration supporting the

Exhibit 10.1

covenants in Section 8 of the Employment Agreement.

In exchange for the Severance Benefits, which you acknowledge exceed any amounts to which you otherwise may be entitled under the Company’s policies and practices or applicable law, you and your representatives completely release from, and agree to not file, cause to be filed or pursue against, the Company, their affiliated, related, parent or subsidiary companies, and their present and former directors, officers, and employees (the “Released Parties”) all claims, complaints, grievances, and causes of action of any kind, known and unknown, asserted or unasserted (“Claims”), which you may now have or have ever had against any of them (“Released Claims”). Released Claims include, but are not limited to:

•
all Claims arising from your employment with the Released Parties or the termination of that employment, including Claims for wrongful termination or retaliation;
•
all Claims related to your compensation or benefits from the Released Parties, including salary, wages, bonuses, commissions, incentive compensation, profit sharing, retirement benefits, paid time off, vacation, sick leave, leaves of absence, expense reimbursements, equity, severance pay, and fringe benefits;
•
all Claims for breach of contract, breach of quasi-contract, promissory estoppel, detrimental reliance, and breach of the implied covenant of good faith and fair dealing;
•
all tort Claims, including Claims for fraud, defamation, slander, libel, negligent or intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, negligent or intentional misrepresentation, and discharge in violation of public policy;
•
all federal, state, and local statutory Claims, including Claims for discrimination, harassment, retaliation, attorneys’ fees, medical expenses, experts’ fees, costs and disbursements; and
•
any other Claims of any kind whatsoever, from the beginning of time until the Effective Date, in each case whether based on contract, tort, statute, local ordinance, regulation or any comparable law in any jurisdiction.

By way of example and not in limitation, Released Claims include any Claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Civil Rights Act of 1991; the Civil Rights Acts of 1866 and/or 1871, 42 U.S.C. Section 1981; the Americans with Disabilities Act, 42 U.S.C. 12101 et seq.; the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C.

§ 621 et seq.; the Family Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq.; the federal Worker Adjustment Retraining Notification Act (“WARN Act”), 29 U.S.C. § 2102 et seq; the Delaware Discrimination in Employment Act, Del. Code Ann. tit. 19, §§ 710 to 719A; the Delaware Whistleblowers’ Protection Act, Del. Code Ann. Tit. 19 §§ 1701 to 1708; the Delaware Wage Payment and Collection Act, Del. Code Ann. tit. 19, §§ 1101 to 1115; the Delaware Fair Employment Practices Act, Del. Code Ann. tit. 19, §§ 701 to 709A; the Delaware social media law, Del. Code Ann. Tit. 19 § 709A; the Massachusetts Fair Employment Practices Law, Mass. Gen. Laws ch. 151B; the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, § 11; the Massachusetts Equal Rights Act, Mass. Gen. Laws ch. 93; the Massachusetts Small Necessities Act, Mass. Gen. Laws ch. 149 § 52D; the Massachusetts Privacy Statute, Mass. Gen. Laws ch. 214,

Exhibit 10.1

§ 1B and C; the Massachusetts Equal Pay Act, Mass. Gen. Laws ch. 149 § 105A-C; the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D; the Massachusetts AIDS Testing Act, Mass. Gen. Laws ch. 111 § 70F; the Massachusetts Consumer Protection Act, Mass. Gen. Laws ch. 93A; the Massachusetts Equal Rights for the Elderly and Disabled Law, Mass. Gen. Laws ch. 93 § 103; the Massachusetts Anti-Sexual Harassment Statute, Mass. Gen. Laws ch. 151B,

§ 3A; the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, §§ 148 et seq.; the Massachusetts Wage and Hour Laws, Mass. Gen. Laws ch. 151 § 1A et seq.; the Massachusetts age discrimination law, Mass. Gen. Laws ch. 149, § 24A et seq.; or any comparable law in any other jurisdiction. The Parties intend for this release to be enforced to the fullest extent permitted by law. YOU UNDERSTAND AND AGREE THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL CLAIMS.

You agree that the consideration you are receiving in exchange for your general release of claims shall be offset against any state or federal WARN Act (or other) notice or pay in lieu of notice obligation, if any, that the Company may be found to have in the future.

You represent that you have not initiated, filed, or caused to be filed in any court or arbitral forum and agree not to initiate, file or cause to be filed in any court or arbitral forum any Released Claims against any Released Parties with respect to any aspect of your employment by or termination from employment with the Company or with respect to any other Released Claim. You expressly covenant and warrant that you have not assigned or transferred to any person or entity any portion of any Released Claims that are waived, released and/or discharged herein. If you nonetheless file, cause to be filed, or pursue any Released Claims against one or more Released Party in any court or arbitral forum, you will pay to each such Released Party any costs or expenses (including attorneys’ fees and court costs) incurred by such Released Party in connection with such action, claim or suit.

In this paragraph, we provide you with specific information required under the ADEA. You acknowledge that you have received and reviewed any and all information required, if any, by the ADEA/Older Workers Benefit Protection Act pertaining to your termination from the Company. You agree that your release of claims in this Agreement includes a knowing and voluntary waiver of any rights you may have under the ADEA. You acknowledge that you have been given an opportunity to consider for forty-five (45) days the terms of this Agreement, although you may sign beforehand, and that you are advised by the Company to consult with an attorney. You further understand that you can revoke your acceptance of this Agreement, including your waiver of ADEA claims, within seven (7) business days of signing this Agreement, but that you will not be eligible for any Severance Benefits if you revoke your acceptance. Revocation must be made by delivering a written notice of revocation to charles.rennick@informatechtarget.com. You acknowledge and agree that for the revocation to be effective, the written notice must be received no later than the close of business (5:00 p.m. Boston local time) on the seventh (7th) business day after you sign this Agreement. This Agreement will become effective and enforceable on the eighth (8th) business day following your execution of this Agreement (the “Effective Date”), provided you have not exercised your right, as described herein, to revoke this Agreement. You further agree that any changes made to this Agreement, whether material or immaterial, will not restart the forty-five (45) day review period.

Exhibit 10.1

Notwithstanding the foregoing, the parties acknowledge and agree that you are not waiving or being required to waive (1) any right that cannot be waived as a matter of law, (2) rights for defense and indemnification (or related advancement of expenses) under U.S. and non-U.S. federal and state laws or under any contract or agreement with the Company or any of its affiliates or any predecessor of any of them or under the governing instruments or any insurance policies of the Company or any of its affiliates or any predecessor of any of them, (3) rights to any vested benefits or pension funds; (4) rights to any equity or equity based-award that is, in either case, vested or eligible to vest by its terms after your termination of employment, and (5) rights to seek worker’s compensation or unemployment insurance benefits, subject to the terms and conditions thereof.

Further, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit or interfere with your exercising protected rights, including rights under the National Labor Relations Act; filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the Equal Employment Opportunity Commission or OSHA. You retain the right to participate in any such action but waive any right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waive any right or claim to any such relief; provided, however, that nothing herein shall bar or impeded in any way your ability to seek or receive and fully retain a monetary incentive award from a government-administered whistleblower award program. The parties further acknowledge and agree that this Agreement shall not be construed as a waiver of any rights that are not subject to waiver by private agreement or otherwise cannot be waived as a matter of law.

Moreover, nothing in this Agreement or elsewhere prohibits or restricts you from communicating with, or voluntarily providing information you believe indicates possible or actual violations of the law to, local, state or federal government agencies, any legislative body, law enforcement, or any self-regulatory organization (including but not limited to the Securities and Exchange Commission). You are not required to notify the Company of any such communications. You are hereby notified that 18 U.S.C. § 1833(b) states as follows: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, notwithstanding any other provision of this Agreement to the contrary, you have the right to (1) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of the law or (2) disclose trade secrets in a document filed in a lawsuit or other proceeding so long as that filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

You and the Company agree that this Agreement is not an admission of guilt or liability on the part of you and the Company under any national, federal, state or local law, whether statutory or common law. Liability for any and all claims is expressly denied by you and the Company.

Exhibit 10.1

This Agreement, including the attached Separation Agreement and Exhibit 1, are the entire agreement and understanding between you and the Company concerning its subject matter and may only be amended in writing signed by you and by authorized representatives of the Company. If any provision of this Agreement or the application thereof to any person, place, or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provision as applied to other person, places, and circumstances shall remain in full force and effect.

This Agreement, the legal relations between the parties and any action, whether contractual or non- contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of law doctrines that require application of another law. Any legal action or suit related in any way to this Agreement shall be brought exclusively in the federal or state courts of the Commonwealth of Massachusetts.

This Agreement may be executed in any number of counterparts (each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument) and delivered by electronic means.

Finally, by your signature below, you acknowledge each of the following: (a) that you have read this Agreement or have been afforded every opportunity to do so; (b) that you are fully aware of the Agreement’s contents and legal effect; and (c) that you have voluntarily chosen to enter into this Agreement, without duress or coercion, economic or otherwise, and based upon your own judgment and not in reliance upon any promises made by the Company other than those contained in this Agreement.

Appendix A and Exhibit 1 form a part of, and are hereby incorporated by reference in, this Agreement.

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Exhibit 10.1

UNDERSTOOD AND AGREED:

EXECUTIVE

/s/ Rebecca Kitchens DATE: 8/1/2025

Name: Rebecca Kitchens

INFORMA TECHTARGET

/s/ Gary Nugent DATE: 8/1/2025

Name: Gary Nugent

Title: Chief Executive Officer

Exhibit 10.1

APPENDIX A

Separation Agreement

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On the first pay period following the Termination Date, the Company will provide you with a lump sum payment, less all applicable federal, state, local and other taxes and deductions, comprised of the following:

o
Six (6) months’ pay, at your base salary rate as of the Termination Date, which constitutes payment in lieu of the Notice Period as contemplated in Section 6(h) of your Employment Agreement; and

o
An additional four (4) weeks of pay at your base salary rate as of the Termination Date.

•
Subject to your timely execution and non-revocation of the Release Agreement to which this Appendix A is attached and your compliance in all material respects with the terms thereof, the Company will provide you with the following severance benefits (the “Severance Benefits”) in accordance with Section 7(b) of the Employment Agreement:

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Severance Pay: Severance pay in the gross sum of $300,000, representing nine (9) months of salary continuation, less all applicable federal, state, local and other taxes and deductions (“Severance Pay”);

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Prorated Bonus: A prorated portion of your targeted 2025 annual bonus in the gross amount of $233,000, less all applicable federal, state, local and other taxes and deductions (the “Bonus Pay”);

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COBRA Benefits: If you are eligible for and elect to receive continued coverage for you and, if applicable, your eligible dependents under the Company’s group health benefits plan(s) in accordance with the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), for a period of nine (9) months following the Termination Date, the Company will directly pay the provider for the excess of (x) the amount that you are required to pay monthly to maintain such COBRA continuation coverage, over (y) the amount that you would have paid monthly to participate in the Company’s group health benefit plan(s) had you continued to be an employee of the Company, provided, that the Company in addition shall pay you an amount sufficient to cover any additional taxes to be paid by you on any amounts that are imputed in income in connection with such payment of a portion of COBRA premiums, and provided, further, that the Company’s payment of a portion of COBRA premiums described in this provision shall terminate earlier as of the date on which you become eligible for any comparable health benefits as a result of subsequent employment or service or cease to be eligible for continued coverage; and

Exhibit 10.1

o
Equity Acceleration: Accelerated vesting of all of the unvested restricted stock units (“RSUs”) you have as of the Effective Date (141,561 RSUs), which RSUs shall otherwise be settled in accordance with the terms of the applicable award agreement.

The Severance Pay and Bonus Pay will be made in substantially equal installments over a nine (9)-month period following the Termination Date in accordance with the Company’s regular payroll practices, beginning on the Company’s first regular payroll date that is at least five (5) business days following the Effective Date (with the first installment including a “catch-up” payment for the Severance Pay and Bonus Pay that would have been paid as of such date had the installments begun in the Company’s next regular payroll date following the Termination Date).

Exhibit 10.1

EXHIBIT 1

In accordance with Section 7(d)(iii) of the Employment Agreement, you hereby reaffirm your obligations set forth in Section 8 (Confidential Information, Noncompetition and Cooperation) of the Employment Agreement, which obligations are copied below and appended hereto in this Exhibit 1 and are hereby incorporated by reference into the Release Agreement.

8. Confidential Information, Noncompetition and Cooperation.

(a)
Consideration and Notice. The Executive enters into this Agreement in exchange for employment and the compensation and benefits associated with the Executive’s role. The Executive further enters into this agreement in exchange for eligibility to receive equity grants as set forth in Section 4(d) of this Agreement, eligibility to participate in and receive bonuses under the Employer’s annual incentive program as set forth in Section 4(b) of this Agreement and eligibility to receive the Termination Benefits set forth in Section 7(b) of this Agreement. The Executive also enters into this Agreement in exchange for the continued provision of new Confidential Information (as defined below) to the Executive as part of the Executive’s employment with the Employer. The Executive and the Employer agree that this Agreement is supported by mutually agreed-upon consideration under the Massachusetts Noncompetition Agreement Act (MGL c.149, § 24L) and agree and stipulate not to challenge the sufficiency of the agreed-upon consideration supporting this Agreement. The Executive acknowledges and agrees that: (i) the Employer has advised the Executive, in writing, that the Executive has the right to consult with counsel prior to signing this Agreement (and this document constitutes that writing); and (ii) the Executive has been given more than ten (10) business days to review this Agreement prior to signing it.

(b)
Confidential Information. As used in this Agreement, “Confidential Information” means non-public information belonging to the Employer and its affiliates and subsidiaries which is of value to the Employer in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer or its affiliates or subsidiaries. Confidential Information includes, without limitation, (i) all information concerning trade secrets of the Employer or any of its affiliates or subsidiaries, including computer programs, system documentation, special hardware, product hardware, related software development, computer systems, source code, object code, manuals, formulae, processes, methods, machines, compositions, ideas, improvements or inventions; (ii) all sales and financial information concerning the Employer or its affiliates or subsidiaries; (iii) all customers, customer lists or requirements; (iv) all group strategy, research activities, data, technology, methodologies, techniques, distribution plans, contractual arrangements, profits, sales, price lists, pricing policies, operational methods, technical processes, other business affairs and methods, plans for future developments and other technical and business information relating to the business of the Employer and its affiliates or subsidiaries, their employees, their officers, their business partners or customers

Exhibit 10.1

and all trademarks, domain names, copyrights and patents and applications thereof, all inventions, processes, studies, reports, research records, market surveys and know-how and technical papers; (v) all information in any way concerning the business or affairs of the Employer or its affiliates or subsidiaries, suppliers, business partners or customers which was furnished to the Executive by the Employer or its affiliates or subsidiaries, suppliers, business partners or customers or otherwise discovered by the Executive during the Executive’s employment with the Employer; and (vi) any document marked “confidential” or any information which the Executive has been advised is confidential or which might reasonably be expected to be regarded as confidential or any information which has been given to the Employer or any of its affiliates or subsidiaries in confidence by customers, suppliers or other persons. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive’s duties under Section 8(c).

(c)
Confidentiality. The Executive’s employment creates a relationship of confidence and trust between the Executive and the Employer with respect to all Confidential Information. At all times, both during the Executive’s employment with the Employer and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Executive’s duties to the Employer. The Executive understands that pursuant to the Defend Trade Secrets Act of 2016, the Executive shall not be held criminally, or civilly, liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. Moreover, the Executive understands that the Executive may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. Finally, the Executive understands that an employee who files a lawsuit alleging retaliation by the Employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the employee and use the trade secret in the court proceeding, if the employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement prohibits the Executive from making truthful statements or disclosures about any alleged unlawful employment practice, including, but not limited to, discrimination, harassment or retaliation.

(d)
Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive’s employment will be and remain the sole property of the Employer. The Executive will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Executive will return all such materials and property immediately

Exhibit 10.1

upon termination of the Executive’s employment for any reason. The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.

(e)
Noncompetition. During the Term and for a period of six (6) months thereafter, if the Executive’s employment with the Employer is terminated in connection with a notice of termination provided by either party prior to the first anniversary of the Effective Time, and nine (9) months thereafter, if the Executive’s employment with the Employer is terminated in connection with a notice of termination provided by either party upon or following the first anniversary of the Effective Time, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, perform the same or substantially similar duties for a Competing Business (as hereinafter defined) that Executive performed for Employer or any of its affiliates or subsidiaries in the twenty-four (24) months prior to termination of Executive’s employment within the Restricted Territory (as hereinafter defined). The Executive understands that the restrictions set forth in this Section 8(e) are intended to protect the Employer’s interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term “Competing Business” means any businesses that offer (i) digital demand generation and digital advertising, and purchase intent data or sales and marketing workflow solutions targeted toward customers that offer technology or communications solutions inclusive of hardware, software, and services; (ii) market data, research, and advisory services or consulting services incorporating industry analyst content targeted toward customers that offer technology or communications solutions inclusive of hardware, software, and services; or (iii) content marketing services inclusive of custom content creation targeted toward customers that offer technology or communications solutions inclusive of hardware, software, and services. For purposes of this Agreement, the term “Restricted Territory” means any geographic area or territory where the Executive conducted business for or on behalf of the Employer or any of its affiliates or subsidiaries, or where parties were located with whom or which the Executive interacted during the twenty-four (24) months prior to termination of the Executive’s employment.

(f)
Nonsolicitation. During the Term and for a period of six (6) months thereafter, if the Executive’s employment with the Employer is terminated in connection with a notice of termination provided by either party prior to the first anniversary of the Effective Time, and nine (9) months thereafter, if the Executive’s employment with the Employer is terminated in connection with a notice of termination provided by either party upon or following the first anniversary of the Effective Time, the Executive (i) will refrain, either alone or in association with others, from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting any Restricted Person (as defined herein), inducing or influencing any Restricted Person to terminate their relationship with the Employer or any of its subsidiaries (other than terminations of employment of subordinate

Exhibit 10.1

employees undertaken in the course of the Executive’s employment with the Employer) or otherwise interfering in any material respect with said relationship; and (ii) will refrain, either alone or in association with others, from (x) soliciting any Restricted Business Partner (as defined herein) or (y) encouraging any Restricted Business Partner, in the case of each of clauses (x) and (y), to terminate or otherwise modify adversely its business relationship with the Employer or any of its subsidiaries. The Executive understands that the restrictions set forth in this Section 8(f) are intended to protect the Employer’s interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term “Restricted Person” means each and every person employed by the Employer or any of its subsidiaries within the twelve (12) month period preceding termination of the Executive’s employment and with whom the Executive, during such period, had supervisory responsibility or work-related contact, or about whom the Executive acquired Confidential Information relating to compensation, benefits, performance evaluations or services (in each case, excluding any such persons whose relationship with the Company or its subsidiaries was terminated by the Company or its subsidiaries without cause). For purposes of this Agreement, the term “Restricted Business Partner” means each and every customer, vendor, supplier, consultant and independent contractor with whom or with which the Employer or any of its affiliates or subsidiaries has conducted business within the twelve (12) month period preceding termination of the Executive’s employment and with whom the Executive, during such twelve (12) month period, had business-related contact or about which the Executive acquired Confidential Information by virtue of the Executive’s employment relationship with the Employer.

(g)
Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive’s use or disclosure of information or the Executive’s engagement in any business. The Executive represents to the Employer that the Executive’s execution of this Agreement, the Executive’s employment with the Employer and the performance of the Executive’s proposed duties for the Employer will not violate any obligations the Executive may have to any such previous employer or other party. In the Executive’s work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(h)
Litigation and Regulatory Cooperation. During and after the Executive’s employment, the Executive shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive’s full cooperation in connection with such claims or actions shall

Exhibit 10.1

include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Executive’s employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 8(h).

(i)
Reasonableness of Restrictions and Remedies. The Executive agrees that the terms of Section 8 of this Agreement are intended to protect and preserve legitimate business interests of the Employer and are reasonable and necessary. It is further agreed that any breach of Sections 8 of this Agreement may render irreparable harm to the Employer. In the event of a breach or threatened breach by the Executive, the Executive acknowledges and agrees that the Employer’s remedies at law may be inadequate and that, subject to Section 9, the Employer shall be entitled to injunctive and other equitable relief against any threatened or continued breach of this Agreement by the Executive without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or posting a bond. In the event a court of competent jurisdiction determines that any provision of this Agreement is excessively broad, it is expressly agreed that this Agreement shall be construed so that the remaining provisions hereof shall not be affected by any such determination, but shall remain in full force and effect, and any such overbroad provision(s) shall be deemed, without further action on the part of any party, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction. Further, a court of competent jurisdiction may modify any such overbroad provision to the extent necessary to make the provision enforceable according to applicable law and enforce the provision as modified. The Executive further agrees that any applicable restricted period set forth in Sections 8(e) and (f) shall be tolled during any legal proceedings during which the Employer seeks to enforce any of these covenants against the Executive if it is ultimately determined that the Executive was in breach of such covenants.

(j)
Future Employer Notice. The Executive agrees that, during the non-competition and non-solicitation period, he will give notice to the Employer of each new business activity he plans to undertake, at least ten (10) business days prior to beginning any such activity. The notice shall state the name and address of the individual, corporation, association or other entity or organization (“Entity”) for whom such activity is undertaken and the name of the Employee’s business relationship or position with the entity. The Executive further agrees to provide the

Exhibit 10.1

Employer with other pertinent information concerning such business activity as the Employer may reasonably request in order to determine the Executive’s continued compliance with the Executive’s obligations under this Agreement. The Executive agrees to provide a copy of the Agreement to all persons and Entities with whom the Executive seeks to be hired or do business before accepting employment or engagement with any of them.